Exhibit 10.34

FIRST AMENDMENT TO THE
WADDELL & REED FINANCIAL, INC.
NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

This First Amendment to the Waddell & Reed Financial, Inc. Non-Qualified Stock Option Grant Agreement (the “Amendment”) is made and entered into on this 7th day of November, 2007, between Waddell & Reed Financial, Inc. (the “Company”) and the undersigned holder of options to purchase shares of the Company’s Class A Common Stock (the “Optionee”).

WHEREAS, the Company previously granted to Optionee the option identified on the attached Schedule I (the “Option”) to purchase shares of the Company’s Class A Common Stock (the “Stock”) under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the “Plan”);

WHEREAS, the Company and the Optionee entered into a formal Stock Option Grant Agreement (the “Option Agreement”) evidencing each such Option; and

WHEREAS, the Company desires to amend the Option Agreement to require that the Optionee surrender the Option to the Company for a single lump sum cash payment in full settlement of the Option.

NOW THEREFORE, the Option Agreement shall be amended as follows:

1.                                       Section 5 of the Option Agreement shall be amended and restated in its entirety to read as follows:

5.             Cash Settlement of Option.  Notwithstanding any other provision in the Option Agreement to the contrary, the Company hereby cancels the Option and on and after the date hereof the Optionee will not be entitled to exercise the Option.  The Optionee will receive in consideration for the cancellation of the Option an amount in cash equal to the product obtained, less any applicable tax withholding, by multiplying (i) the excess of the Fair Market Value of a share of Stock over the per Share purchase price of the Option, by (ii) the number of Shares subject to the Option.  The Optionee understands that the cancellation of all or a portion of the Option pursuant to this Amendment and the acceptance of the consideration set forth herein will constitute a binding agreement between the Optionee and the Company upon the terms and subject to the conditions of this Amendment.

2.                                       The Option Agreement will terminate and be surrendered by the Optionee to the Company effective as of the date hereof.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment effective as provided above.

COMPANY:

By:	/s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and Chief Financial Officer

OPTIONEE:

/s/ Henry J. Herrmann
Henry J. Herrmann
Trustee, the Henry J. Herrmann Trust dated October 12, 1999, as amended December 21, 2001

SCHEDULE I

Option No.	Grant Date	Outstanding Options	Strike Price	Expiration Date
1949	08/01/2002	155,313	18.00	03/05/2008

I-1